Exhibit 10(v)

THE LGL GROUP, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated ___________ __, 200__, is made by and between The LGL Group, Inc., a Delaware corporation (the “Company”), and ________________ (the “Participant”).

WHEREAS, the Company desires to increase the proprietary and vested interest of the Participant in the growth, development and financial success of the Company and its subsidiaries by awarding shares of restricted stock to the Participant under the terms of the Company’s 2001 Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, and in consideration of the Participant’s service as a member of the Board of Directors of the Company (the “Board”), the Company and the Participant agree as follows:

1.	Definitions

Any capitalized term that is not defined in this Agreement shall have the meaning given such term under the Plan.

2.	Grant of Restricted Shares

2.1	Grant; Grant Date

On ___________ __, 200__, pursuant to the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company granted to the Participant an award of __________ shares of the Company’s common stock, par value $0.01 per share (the “Restricted Shares”).

2.2	Acceptance of Award

The Participant hereby (i) accepts the award of Restricted Shares described in Section 2.1, (ii) represents and warrants to the Company that he or she has received and read a copy of the Plan, (iii) agrees that the Restricted Shares will be held by the Participant and his or her successors subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in the Plan and this Agreement, and (iv) agrees that any certificates issued for the Restricted Shares in accordance with Section 3.4 may bear the following legend or such other legend as the Company deems appropriate:

“TRANSFERS OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE COMPANY’S 2001 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT, DATED ___________ __, 200__, BY AND BETWEEN THE COMPANY AND THE HOLDER THEREOF.  NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS WITH RESPECT TO SUCH TRANSFER CONTAINED IN SUCH PLAN AND AGREEMENT HAVE BEEN MET.  COPIES OF SUCH PLAN AND AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE COMPANY’S CHIEF FINANCIAL OFFICER.”

3.	Vesting, Forfeiture, Adjustments and Restrictions on Transfer of Shares

3.1	Vesting; Forfeiture of Restricted Shares

(a)           The Participant’s interest in the Restricted Shares shall become fully vested and nonforfeitable as follows: _______________________________________.  Notwithstanding the foregoing, the Committee may at any time and from time to time accelerate the vesting of the Restricted Shares, in whole or in part, as determined by the Committee in its sole discretion.

(b)           If the Participant ceases to be a member of the Board prior to ___________ __, 200__ for any reason, any Restricted Shares that have not yet vested in accordance with Section 3.1(a) shall be forfeited.  The Participant shall have no further rights as a stockholder of the Company with respect to the forfeited Restricted Shares beginning with the date of forfeiture, including, without limitation, any right to receive any distribution payable to stockholders of record on or after the date of such forfeiture.

3.2	Restrictions on Transfers of Restricted, Shares

(a)           Except as otherwise provided in this Agreement, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Shares, or any interest therein, until his or her rights in such Restricted Shares vest and the restrictions set forth in this Section 3.2(a) lapse in accordance with Section 3.2(b).  Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement shall be void and of no effect and shall give no right to the purported transferee.

(b)           The restrictions set forth in Section 3.2(a) shall lapse upon the earliest to occur of (i) the Participant’s resignation from the Board or any other termination of the Participant’s membership thereon; or (ii) a Change of Control.

3.3	Ownership Rights

Except as provided in Section 3.2, with respect to the Restricted Shares, the Participant shall have all of the rights of a stockholder of the Company, including the rights to vote the Restricted Shares and to receive any cash dividends declared thereon.  Stock dividends, if any, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares subject to the same restrictions, terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends are issued.

3.4	Stock Certificates

As soon as practicable after a grant date and the execution and delivery of this Agreement by the Participant and the Company, the Participant shall be issued stock certificates in respect of the Restricted Shares that will be registered in his or her name, and shall bear whatever legend the Company deems appropriate, including, but not limited to, the legend set forth in Section 2.2.  Such stock certificates shall be held in custody by the Company (or in trust by a trustee) until the Restricted Shares become vested and all other conditions of delivery set forth in the Plan and this Agreement are satisfied.

3.5	Certain Restrictions

By accepting the Restricted Shares, the Participant agrees that if, at the time of delivery of certificates for the Restricted Shares issued hereunder, any subsequent sale of such Restricted Shares is not covered by an effective registration statement under the Securities Act of 1933, as amended, (the “Act”), the Participant will acquire the Restricted Shares for the Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law.  The Participant may be required by the Company to give a representation in writing that he or she is acquiring the securities for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.  Furthermore, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Agreement.  The Company shall not be obligated to issue the Restricted Shares pursuant to this grant if, in the opinion of counsel to the Company, the Restricted Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Restricted Shares have been so registered or otherwise qualified.

4.	Miscellaneous

4.1	Administration

The Committee, or in lieu of the Committee, the Board, shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee, or in lieu of the Committee, the Board, shall be final and binding upon the Participant, the Company and all other interested persons.

4.2	Reorganization of Company and Subsidiaries

The existence of this Agreement shall not, in any way, affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.3	Taxes

The Participant understands that he or she (and not the Company) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this Agreement, and shall pay to the Company the amount determined by the Company to be such tax obligation at the time such tax obligation arises.  If the Participant fails to make such payment, the Company, in its sole discretion, may permit the Participant to satisfy his or her tax obligation through the withholding of that number of Restricted Shares necessary to satisfy the tax obligations.  In such instance, the withheld shares shall not be delivered to the Participant and Participant shall have no further rights as a stockholder of the Company with respect to such shares.  The Participant shall notify the Company within 10 days after any election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY AN ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE PARTICIPANT DESIRES TO MAKE SUCH ELECTION.

4.4	No Representation or Commitment Regarding Tax Consequences

The Company makes no representation or commitment that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

4.5	Entire Agreement; Amendment

This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof.  Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.  Notwithstanding the foregoing, this Agreement may be amended from time to time, without the consent of the Participant, as may be necessary or appropriate to comply with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

4.6	Severability

In the event that any provision of this Agreement is held to be illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

4.7	Governing Law

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws.

4.8	Successors

This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

4.9	Notices

All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the other.  Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered in person or by facsimile transmission, or on a date that is four days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage and fees prepaid and properly addressed), or one day after deposit with a reputable overnight courier service and properly addressed.

If to the Participant:

___________________ 2525 Shader Road Orlando, FL 32804

If to the Company:

LGL Group, Inc. 2525 Shader Road Orlando, FL 32804 Attention: Chief Executive Officer

4.10	Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.11	Titles; Construction

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

4.12	Not a Contract of Employment or Service; No Acquired Rights.

The adoption and maintenance of this Agreement shall not be deemed to be a contract of employment or service between the Company and any person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE LGL GROUP, INC.

By:
Name:
Title: